UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014

EveryWare Global, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio 43130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (740) 687-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 7, 2014, EveryWare Global, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). The proposal subject to a vote at the Special Meeting was to approve the issuance of up to 7,396,674 shares of common stock upon the exercise of warrants in accordance with NASDAQ Marketplace Rule 5635(d). The Company’s stockholders voted as indicated below.

For	Against	Abstentions	Broker Non-Votes
17,787,008	46,705	12,496	—

No further business was brought before the Special Meeting.

Item 7.01.	Regulation FD Disclosure.

As disclosed in the Company’s Registration Statement on Form S-1 filed on October 14, 2014, the Company was named as a defendant in a purported class action lawsuit in a complaint filed in the United States District Court for the Southern District of Ohio. The complaint alleges that the Company and certain of its current and former executive officers violated Section 10(b) and Section 20(a) of the Exchange Act by issuing allegedly false or misleading statements concerning the Company. The plaintiffs seek unspecified compensatory damages. The Company intends to vigorously defend these claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EVERYWARE GLOBAL, INC.

Date: October 14, 2014	By:	/s/ Joel Mostrom
	Name:	Joel Mostrom
	Title:	Interim Chief Financial Officer